Exhibit 99.1

IIOT-OXYS, Inc. Provides Business Update

CAMBRIDGE, MA / ACCESSWIRE / April 11, 2023 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”). IIOT-OXYS, Inc. announced an update on the Company’s business operations.

“We are pleased to announce that strong revenue continued in our first quarter of 2023. This marks four consecutive quarters of strong revenue. We are on-track for year over year growth, and overall expect 2023 revenue will exceed that of 2022. Complete financials for 2022 will be disclosed to the SEC in our Annual Report on Form 10-K. Our Q1 2023 results will be disclosed in our Quarterly Report on Form 10-Q later this quarter," stated Cliff Emmons, CEO of Oxys.

“Our strong outlook for 2023 revenue is based on our Q1 revenue results and the following tailwinds:

-	Our DOT Bridge Monitoring project will continue to contribute a strong revenue stream through mid-2023, and we’re confident our performance will yield further extensions and expansions in the second half of the year.
-	Our Smart Manufacturing CNC POC, which kicked off in January 2023 and is concluding later this month, is already yielding results that are impressing our customer. We expect a SaaS contract to follow which we expect to contribute to revenue by the second half of 2023.
-	New collaborative contracts signed earlier this year, additional prospective Smart Manufacturing Proof-Of-Concepts, additional prospective Structural Health Monitoring projects, and the numerous sales generated by 2022 marketing efforts all bode well for sales growth throughout 2023.

We truly see this year as a transition from ‘Survive’ to ‘Thrive’ inflection point,” continued Mr. Emmons.

“It should be noted that in early March two Senior Secured Notes matured with early-stage investors. Because extension terms were not reached by March 21st, we were required to file a Current Report on Form 8-K with the SEC to disclose the event. We believe these are friendly, supportive investors who have extended their notes several times (which was disclosed in previous SEC filings). While the investors have no obligation to extend their notes again, we are confident final extension terms will be reached soon.

Looking ahead we’re excited by our continuing growth opportunities, to deliver excellent value to our customers, and to working diligently to build shareholder confidence and value” concluded Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.